Exhibit 10.1

                              Antares Pharma, Inc.

             Board of Directors Compensation Plan - January 1, 2006

Scheme

Initial compensation for joining the board is a share grant with 100% immediate vesting. All other compensation is in the form of cash (paid quarterly) or options (paid annually and vested quarterly over one year) as set out below. All out-of-pocket expenses are reimbursed in accordance with Company policy, including travel.

Frequency

Initial share grant as new board member Annual Stock Option grant vesting quarterly over one year Annual cash retainer paid quarterly Additional cash compensation paid quarterly for:
     |X|  Chairman of the Board
     |X|  Committee chairpersons
     |X|  Each Board meeting attended (in-person or telephonic)
     |X|  Committee meetings attended (in-person or telephonic)


                                                     Cash Compensation Paid
                                  Share Grant              Quarterly
                                  or Options        Annual         Meeting Fee
                                  ----------        ------         -----------

Initial new member- Share grant      20,000
Annual retainer-Option grant         30,000
Annual retainer                                    $15,000
Board Chair                                        $25,000
Committee Chair                                     $7,000
Board meeting fee                                                      $1,500
Committee meeting fee                                                  $1,000